UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2008, Piper Jaffray & Co. ("Borrower"), a wholly owned subsidiary of Piper Jaffray Companies (the "Company"), entered into a Loan Agreement (the "Loan Agreement") with U.S. Bank National Association ("Lender"). The Loan Agreement establishes a committed revolving credit facility pursuant to which Borrower may obtain advances from Lender. The facility replaces an existing uncommitted revolving credit facility and will be used by Borrower in the ordinary course of business to fund a portion of Borrower’s daily operations.

The maximum principal amount of advances that Borrower may obtain under the Loan Agreement is $250 million, which amount will vary daily based on Borrower’s funding needs and may include days in which no principal amount is advanced. The advances will be secured by certain marketable securities of Borrower. Interest on any outstanding advances will be payable monthly at an annual rate equal to the Cost of Funds Rate plus the Applicable Margin (each as defined in the Loan Agreement), and the unpaid principal amount of all advances under the Loan Agreement will be due on September 25, 2009. Advances may be prepaid in whole or in part at any time without penalty.

Upon the occurrence of an event of default under the Loan Agreement, Lender may accelerate the repayment of all outstanding advances thereunder. The following constitute events of default by Borrower under the Loan Agreement: (a) failure to pay principal when due, or interest within five days of it becoming due; (b) failure to maintain sufficient pledged securities to support all outstanding advances; (c) default of any other obligation under the Loan Agreement (or related agreements) that remains uncured for 15 days after notice from Lender; (d) inaccuracy in any representation or warranty when made or deemed made; (e) bankruptcy and insolvency related-events; (f) a default in the payment of any other indebtedness in excess of $1 million that is not timely cured as provided under the applicable agreement, or the acceleration of any such indebtedness; (g) the entrance of judgments against the applicable borrower or the Company in excess of $1 million, if such judgments shall not have been satisfied, vacated, discharged or stayed pending appeal within 30 days after the entry thereof; and (h) if the Loan Agreement (or any related agreement) ceases to be in full force and effect or has its validity contested by the applicable borrower or the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

September 30, 2008	By:	Debbra L. Schoneman

Name: Debbra L. Schoneman
Title: Chief Financial Officer